EXHIBIT 99.1
NOTE RELATING TO NON-GAAP FINANCIAL DISCLOSURES

This presentation contains certain non-GAAP financial disclosures, which are disclosed on a "managed" basis. Managed basis assumes no securitization transactions in the TRS business segment, i.e., all securitized loans and related income effects are reflected as if they were in the Company's balance sheet and income statement, respectively. Information relating to comparable GAAP financial measures may be found on the relevant slides and on American Express Company's investor relations Web site at ir.americanexpress.com.

INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED
TO: the Company's ability to successfully implement a business model that allows for significant earnings growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost-control initiatives, as well as factors impacting the Company's revenues; the Company's ability to cost effectively manage and expand cardmember benefits, including containing the growth of its marketing, promotion, rewards and cardmember services expenses; the Company's ability to accurately estimate the provision for the cost of the Membership Rewards program; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35% of annually-generated capital, and returning approximately 65% of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the ability of the Company to generate sufficient revenues for expanded investment spending and to actually spend such funds to the extent available, and the ability to capitalize on such investments to improve business metrics; credit risk related to consumer debt, business loans, merchant bankruptcies and other credit exposures both in the U.S. and internationally; fluctuation in the equity and fixed income markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management, distribution and other fees received based on the value of those assets; the success, timeliness and financial impact, including costs, cost savings and other benefits including increased revenues, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the Internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer-term investment spending; the overall level of consumer confidence; consumer and business spending on the Company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products,

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attract new cardholders, capture a greater share of existing cardholders'
spending, sustain premium discount rates on its card products in light of market pressures, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the global network services business; successfully cross-selling financial, travel, card and other products and services to the Company's customer base, both in the United States and internationally; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products and returns on the Company's investment portfolios; bankruptcies, restructurings or similar events affecting the airline or any other industry representing a significant portion of TRS's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; fluctuations in foreign currency exchange rates; the costs and integration of acquisitions; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its other reports filed with the SEC.


              LEHMAN BROTHERS 2004 FINANCIAL SERVICES CONFERENCE

Talking points prepared for presentation to the Lehman Brothers Financial Services Conference by American Express Executive Vice President and Chief Financial Officer Gary Crittenden on September 14, 2004.

Thank you Bruce and good afternoon everyone. It is a pleasure to be with you here today.

I would like to spend the next 20 minutes or so briefly reviewing American Express' recent performance and providing some detail around the financial paradigm we follow to achieve this performance and to drive shareholder value.

I'd like to start with an overview of our performance.

As you can see, the business has a strong track record.

Our targets define the performance we strive to achieve on average and over time and, with the exception of the 2001-2002 period, our results have been at or above these targets.

Our history depicts a business with relatively strong and consistent revenue and EPS growth as well as attractive returns. And, as you can see, during 2003 and 2004, we have regained strong momentum in the business and, in fact, we have exceeded all of our financial targets on a YTD basis.

Each individual metric is important, but it's the combination of strong performance across all three that we believe will ultimately drive shareholder value.

Many of you are probably familiar with this slide as we use this "financial paradigm" as an organizing principle for achieving our financial targets and, ultimately, creating shareholder value.

For us, consistently creating shareholder value entails focusing our actions on three core elements:

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

o Driving growth, whether organically, through related business opportunities or through joint ventures and acquisitions.
o    Delivering returns well above our cost of capital.
o Ensuring stability of the business through several measures, including our planning and forecasting processes and our ability to inject flexibility into our business model.

Each factor is essential to shareholder value on a stand-alone basis, but to truly maximize that value over the long-term, it's their collective impact that counts.

Let's first talk about our organic growth accomplishments and opportunities.

Our growth is largely driven by organic opportunities, the result of focusing on fundamentals: more cardmembers, more spending, more financial clients, and more assets. Our momentum has been strong and the investments that we've made over the last several years are paying off.

Our quarterly expense levels demonstrate that investing for growth has been a priority of ours, particularly over the last year and a half. Our investments have enabled us to capitalize on what you may have heard Ken or I describe as a "window of opportunity" in the marketplace, a period of opportunity that we see defined by:

o    Our strengthening business potential;
o    Our competitors facing some challenges, including acquisition integration;
     and
o    Having a range of attractive organic opportunities to choose from.

Growth in our marketing and promotion-related expenses reflects brand-advertising activities, and an increase in card acquisition activities. The increase in rewards-related expenses reflects our strategic emphasis on rewards programs, which has driven participation in these programs from 31% of U.S. consumer and small business cards in 1998 to over 60% today.

Specifically, these higher rewards costs reflect:

o    Increased volumes;
o    Increased program penetration; and
o    Increased redemption of rewards points.

These investments have had a positive impact on reward program business growth.

The benefit of investing for growth in recent quarters, in addition to an improved environment, can be seen in the strength of our key metrics.

o In particular, billed business topped $100B for the first time in our history during Q2 2004 and has grown 20% on a YTD basis.
o The increase of 7% in cards-in-force, reflects a net addition of 4.2MM cards since June 2003, reflecting our increased acquisition activities and an improved average customer retention level.
o The continued quality of card acquisitions and benefit of usage stimulation activities is evident from the strong spending per basic card-in-force.
o Worldwide lending balance growth versus last year was also solid, rising 7%*, despite an industry environment that proved to be a challenge to organic receivables growth. Slower growth in lending also reflects our spend-centric versus lending focus.
o Finally, an improved travel environment also contributed to our momentum in the travel business, which has had a 19% increase in sales to date, and increased Traveler's Cheque and Prepaid Services sales.

------
 * Managed basis (includes owned and securitized loans). On a GAAP basis lending growth was up 14% over 2002.

Drilling down on billed business, the strength of this business is evident through several different facets of this metric. Average cardmember spend, one of our key indicators of organic growth, is showing strong increases in all of our customer segments.

Likewise, strong spending growth is evident in several merchant categories.

And across several regions as well.

Finally, not only are our investments paying-off on an absolute basis, but also versus our competition.

Our growth in billed business has compared well with our industry peers overall. On an organic basis, excluding the impact of portfolio acquisitions reflected in the chart above, our billed business growth looks even better versus these competitors.

Our volume growth has resulted in improving share trends versus the competition.

The Nilson Report's worldwide share data for 2003 shows that of the 5 major card networks, we gained the largest share last year, up 17 bp.

Because Nilson's estimates cover global purchase volume, including debit cards, which we don't offer, this clearly indicates the progress we've made.

In addition to the accomplishments I've just highlighted, we also believe that there are significant untapped opportunities for additional organic growth within the payments business.

In particular, we believe that additional opportunity exists through achieving increased share of wallet with our customers and gaining share, versus cash and checks, in industries where plastic and American Express are not currently highly penetrated.

This chart depicts our vision of the potential for plastic spending and particularly for American Express billed business. We have grouped various industries into "Mature", "Growth" and "Emerging" portfolios as defined by the level of current plastic penetration in these industries versus the spend volume opportunity they represent.

You'll note that the "Emerging" portfolio represents significant opportunity for us. As a result, we have a series of initiatives targeted against this portfolio, including, for example, the American Express(R) Corporate Meeting Card, a payment and solution suite to address expense management within the corporate meetings and events category.

Within AEFA we have also seen strong organic growth recently through increased assets under management and increased fees and cash sales, which have also benefited from the Threadneedle acquisition.

We also believe that the AEFA business is well positioned for future growth. As you know, our targets assume 8% equity appreciation over time. In addition, we are focused on hiring more financial planners and improving their productivity, and we've taken initiatives to foster deeper customer relationships through a number of new product offerings.

More broadly, we believe that our differentiated advice model, which enables us to profitably provide high-touch service for clients with $100K or more in assets--a segment that is largely overlooked by competitors--combined with the scale of our business, will help drive growth in the medium to long-term.

As I mentioned, another significant component of growth are opportunities that leverage existing products and capabilities, but which have the potential to deliver growth at the next level. We call these our "expanded opportunities."

Some of the expanded opportunities we are currently focused on are:

o Global Network Services, which, of course, includes our agreement with MBNA to issue American Express-branded credit cards in the US, UK, Canada and Spain, and our agreement with the Industrial and Commercial Bank of China, ICBC, to issue American Express cards in China;
o The Corporate Middle Market customer segment, a largely untapped and growing segment of the corporate travel and expense management market;
     and
o Prepaid services, which include our Travelers Cheque, Gift Cheque and other stored value products.

Beyond our expanded opportunities, we can also seek growth through joint ventures and acquisitions. While we haven't done many acquisitions in the recent past, last year we completed two strategic transactions: Threadneedle Asset Management and Rosenbluth Travel. We have already seen benefits, to revenue and earnings growth, from these acquisitions. In particular, on a YOY-basis, these acquisitions contributed approximately 2% to the company's overall revenue growth YTD 2004. Going forward, we are open to and may do similar types of transactions.

I would like to now move on to a discussion around driving returns. Revenue growth is good; it's an important objective. But profitable growth is the ultimate yardstick. In terms of our actual performance, we've done well on an absolute basis and against our peers.

With the exception of 2001, our businesses have generated ROE substantially above our cost of capital, and also above our stated target range of 18-20 percent. In fact, over the past eight years, we've delivered 21% returns on average.

Our returns, adjusted for leverage, have also outpaced our peers' over the same time period.
While these returns are primarily the result of business performance, I would like to share with you a few of the activities we have in place to position us to achieve our targets and further maximize return on capital. Specifically, I'd like to cover some aspects of our reengineering activities and an initiative we have in place to optimize our capital usage.

We have spoken to many of you before about our reengineering initiatives, so you'll be familiar with the fact that it is a core capability of ours and we have met our target of achieving $1B in reengineering benefits in each of the past three years. We expect to achieve an additional $1B of benefits in 2004.

While some of our benefits are the result of straight cost reduction, our reengineering initiatives also include incremental revenue opportunities and initiatives that increase the efficiency of our core processes.

We have leveraged and will continue to employ Six Sigma methodologies to achieve ongoing reengineering benefits throughout the organization. In fact, this year, approximately $500MM of the identified reengineering benefits are attributable to our Six Sigma efforts.

In addition to our reengineering initiatives, we are also employing some rigorous measures around managing our balance sheet in order to optimize our use of capital.

Overall, we have set out to:

o Improve our risk-adjusted decision making, by better assessing risks and determining that we are being compensated for risks that we are taking at the margin.
o Ensure the sustainability of our capital generation by assessing our risk tolerance and determining if we have enough capital to absorb all of our risks in aggregate, while still meeting regulatory and ratings agency capital requirements.
o Optimize our current balance sheet by adjusting risk-retention levels, hedging select risks and opportunistically de-emphasizing lower return businesses.

As part of the optimization process, we now segment our balance sheets down to the business and product level. We categorize our businesses and their allocated capital as high or low growth and high or low return and we're taking active measures to shift our capital among the boxes in order to optimize our returns and growth.

As a direct result of this process, we are, for example, exploring the option of selling and leasing back several of our owned facilities, as owning real estate is not core to our business. We also recently sold our ATM business to 7-Eleven, in part because the sale frees-up capital for other investment opportunities in areas that are more core to American Express. Additionally, we've taken action through product re-pricing to manage the growth of lower return products, such as fixed annuities distributed through third parties.

Overall, by selling and/or shifting our assets, we're able to free-up capital that can be redeployed into higher return activities.

Focusing on and maximizing our returns overall enables us to return substantial levels of capital to shareholders.

We target returning 65% of capital generated to shareholders over time. Over the past 8 years we have actually exceeded this target and returned 67% of capital to shareholders.

YTD in 2004, we have returned 91% to shareholders, reflecting not only strong business performance, but also our success with a number of the balance sheet optimization and reengineering initiatives we have in place.

The final element contributing to shareholder value is stability or consistency of performance. Because business stability and consistency of performance is impacted by outside factors that are beyond the control of even the best managers, management of this leg of the triangle often presents the greatest challenge.

The best planning and execution can be negated by external events, as we all know. So our goal here is to focus on what we can control. This largely encompasses two key areas: risk management and business planning.

I would like to spend a little more time on our business planning efforts and take you through some of our forecasting and scenario planning methodologies as well as our flexible investment model.

While American Express has traditionally placed great emphasis on planning and forecasting in order to best position us to meet our financial targets, we have recently implemented additional and more robust forecasting practices.

In particular, we have adopted a five quarter, rolling outlook, which not only means that we are looking at a longer time horizon overall, but we also always have an eye on the upcoming year. This, of course, provides increased visibility into the business and enables us to assess risks and opportunities beyond the current year. This new timetable also accelerates the annual planning process and we are now establishing and reviewing annual plans for the upcoming year during the third quarter of the current year.

In addition to forecasting over a longer horizon, we now also assess the risks and opportunities, including unhedged exposure, within the existing business on a monthly basis and predetermine a set of actions and initiatives to mitigate against the risks or capitalize upon the opportunities.

We have planned and organized for flexibility both during the "good times," when we will want to take advantage of opportunities and to make incremental investments, and during the "bad times," when we will want to reduce costs in a fast and targeted way, minimizing any impact to our future growth.

Investment Optimization is a process through which we catalog and prioritize investment requests across the company in order to assess tradeoffs and position ourselves to react quickly to changing business conditions.

The screenshot you see above is of our Investment Optimization database, which is a tool used to evaluate and prioritize all investment funding requests.

Through our Investment Optimization activities, senior management is provided with a common approach, utilizing standardized methodologies and definitions, to assess and compare investments across all of our businesses. By maintaining a current inventory of funded and unfunded investments, management can react quickly as positive or negative forecast variances become evident and can either release or withhold additional funding as appropriate.

Flexibility is also achieved through a process in which we formally identify and prioritize expense reduction opportunities if necessitated by business conditions.

Based upon an assessment of best to worst case business scenarios, each business unit identifies and prioritizes potential cost-cutting initiatives to position it to fulfill it's financial targets, despite potential downturns in the business or economic environment.

The charts above provide some insight into our processes for prioritizing costs and some of the levers we have available, such as employee furloughs, headcount freezes and cuts in T&E spending or other operating expenses, to create flexibility in the business model.

In addition, we also categorize cost-cutting initiatives into "primary", or non-investment, opportunities that protect our pre-tax income without adverse impact on future growth, and "secondary", or investment, opportunities, such as marketing and advertising spending or technological development, that would have an impact on future growth.

Our goal, obviously, is to continuously grow and enumerate our primary flexibility options and, in the event of a downturn, leverage as many "primary" flexibility initiatives before having to turn to our "secondary" options. But it is important, overall, that we understand the full range of activities and prioritize them, such that we can work to meet our financial targets while still protecting future growth.

Through these recent improvements in our forecasting, investment prioritization and contingency planning activities, we believe we have built substantial flexibility into our business model.

In conclusion, I've tried to demonstrate that by taking action to strengthen our capabilities within each leg of this triangle, we're positioned to generate strong value for our shareholders.

I would like to close, though, by reiterating that we believe that we're positioned to sustain and even accelerate this performance for several core reasons:

o We have strong positions in two attractive segments of financial services, with business models that are differentiated, flexible and adaptable to economic conditions.
o Across each of our businesses we have substantial growth opportunities, organic and expanded opportunities, which give us the flexibility to make selective acquisitions as we choose.
o We have a strong ROE and capital distribution capability, with initiatives in place that should position us well to generate shareholder value over the moderate to long-term.o
o And, we're actively managing our risk profile and striving to ensure stability in the business by employing robust forecasting and planning strategies and ensuring that we're well positioned to trigger appropriate business actions, even as the environment and conditions may fluctuate.

Overall, I believe we have a winning combination, with the ultimate winner, of course, being our shareholders.

Thank you and I will be happy to take your questions now.

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